UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2014

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 22, 2014, William Lyon Homes, Inc. (“California Lyon”), a California corporation and wholly owned subsidiary of William Lyon Homes, a Delaware corporation (collectively with California Lyon, the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with PNW Home Builders, L.L.C. (“PNW Parent”), PNW Home Builders North, L.L.C., PNW Home Builders South, L.L.C. and Crescent Ventures, L.L.C. (collectively, the “Sellers”), to acquire the residential homebuilding business of PNW Parent. PNW Parent, through its indirect ownership of certain limited liability companies that own real property, engages in the development, construction and sale of residential real estate, as well as commercial real estate. Pursuant to the Purchase Agreement, California Lyon has agreed to purchase the residential homebuilding business through its acquisition of the membership interests of the underlying limited liability companies and certain service companies and other assets, for an aggregate cash purchase price of $520.0 million (the “Acquisition”), subject to postclosing adjustment in accordance with the terms of the Purchase Agreement. PNW Parent will retain its commercial real estate business. The Purchase Agreement contains customary representations, warranties and covenants of the parties, and closing of the Acquisition is subject to customary closing conditions and regulatory approvals, as well as completion and delivery of certain audited financial statements for the acquired business. The Acquisition is expected to close in the third quarter of fiscal year 2014.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, Polygon or any of their respective subsidiaries or affiliates.

The closing of the Acquisition is not subject to any financing condition. In connection with its execution of the Purchase Agreement, on June 22, 2014, California Lyon entered into a commitment letter pursuant to which, and subject to the terms and conditions set forth therein, the lenders have committed to provide California Lyon with financing in an amount up to $520.0 million. The Company intends to use cash on hand to fund a portion of the purchase price for the Acquisition, and expects the long-term financing structure for the balance of the Acquisition to be placed through capital markets transactions.

Item 7.01.	Regulation FD Disclosure.

On June 23, 2014, the Company and PNW Parent issued a press release (the “Release”) regarding the Acquisition, a copy of which is furnished as Exhibit 99.1 hereto.

As described in the Release, at 8:30 a.m. Eastern Daylight Time / 5:30 a.m. Pacific Daylight Time on June 23, 2014, the Company will host a conference call to review the announcement of the proposed Acquisition. A copy of the presentation slides to be used on the conference call is furnished as Exhibit 99.2, and is also available to the public on the Investor Relations portion of the Company’s website.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of June 22, 2014, by and among PNW Home Builders, L.L.C., PNW Home Builders North, L.L.C., PNW Home Builders South, L.L.C., Crescent Ventures, L.L.C. and William Lyon Homes, Inc.

99.1	Press Release dated June 23, 2014

99.2	Investor Presentation dated June 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WILLIAM LYON HOMES

By:	/s/ Jason R. Liljestrom
Jason R. Liljestrom
Vice President, General Counsel and Corporate Secretary

Date: June 23, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of June 22, 2014, by and among PNW Home Builders, L.L.C., PNW Home Builders North, L.L.C., PNW Home Builders South, L.L.C., Crescent Ventures, L.L.C. and William Lyon Homes, Inc.

99.1	Press Release dated June 23, 2014

99.2	Investor Presentation dated June 23, 2014